Exhibit 10.1

Wells Fargo Foothill, Inc.

2450 Colorado Ave., Suite 3000W

Santa Monica, CA 90404

As of May 11, 2006

155 EAST TROPICANA, LLC

115 East Tropicana Avenue

Las Vegas, Nevada  89109

Attn:  Michael Hessling

Fax No.:  (702) 739-7783

with a copy to:

Kummer Kaempfer Bonner & Renshaw

3800 Howard Hughes Parkway

Seventh Floor

Las Vegas, Nevada  89109

Attn:  Michael Bonner, Esq.

Fax No.:  702-796-7181

Re:                               155 East Tropicana, LLC

Reference is made hereby to that certain Credit Agreement, dated as of March 29, 2005 (the “Credit Agreement”), by and among the lenders identified on the signature pages thereof (such lenders, together with their respective successors and permitted assigns, are referred to hereinafter each individually as a “Lender” and collectively as the “Lenders”), WELLS FARGO FOOTHILL, INC., a California corporation, as the arranger and administrative agent for the Lenders (in such capacity, together with its successors and assigns in such capacity, “Agent”), 155 EAST TROPICANA, LLC, a Nevada limited liability company (“Parent”), and each of Parent’s Subsidiaries identified on the signature pages thereof (such Subsidiaries, together with Parent, are referred to hereinafter each individually as a “Borrower”, and individually and collectively, jointly and severally, as the “Borrowers”). Capitalized terms used herein and not otherwise defined shall have the meaning ascribed thereto in the Credit Agreement.

Borrowers have  informed the Lender Group that Borrowers have failed to comply with the financial covenants set forth in Section 6.16(a)(i) and Section 6.16(a)(ii) of the Credit Agreement with respect to minimum EBITDA and maximum Senior Leverage Ratio, respectively, for the fiscal quarter ending March 31, 2006 (the “Designated Events of Default”).

Subject to (a) receipt by the Lender Group of a counterpart of this letter agreement duly executed and delivered by each Borrower, (b) minimum EBITDA for the 4 fiscal quarter period ending March 31, 2006 not being less than $684,000, and (c) maximum Senior Leverage Ratio measured as of March 31, 2006 being not more than 30.26:1:00, the Lender Group hereby waives the Designated Events of Default.

Each Borrower hereby represents and warrants that (a) the execution, delivery, and performance of this letter agreement are within its corporate or limited liability company powers, have been duly authorized by all necessary corporate or limited liability company action, and are not in contravention of any law, rule, or regulation, or any order, judgment, decree, writ, injunction, or award of any arbitrator, court, or governmental authority, or of the terms of any of its organizational documents, or of any contract or undertaking to which it is a party or by which any of its properties may be bound or affected, (b) the representations and warranties in the Credit Agreement and the other Loan Documents are true and correct in all respects on and as of the date hereof, as though made on such date (except to the extent that such representations and warranties relate solely to an earlier date), and (c) other than the Designated Events of Default, no Default or Event of Default has occurred and is continuing on the date hereof or as of the date of the effectiveness of this letter agreement.

The waiver herein is limited to the specifics hereof, shall not apply with respect to any Default or Event of Default other than the Designated Events of Default, or any other facts or occurrences other than those on which the same are based, shall not excuse future non-compliance with the Credit Agreement (as it may from time to time be amended), and, except as expressly set forth herein, shall not operate as a waiver or an amendment of any right, power, or remedy of the Lender Group, nor as a consent to or waiver of any further or other matter, under the Loan Documents.

This letter agreement shall constitute a Loan Document and shall be subject to the provisions regarding governing law, waiver of jury trial, jurisdiction and venue applicable to the Credit Agreement.

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  Delivery of an executed counterpart of this letter agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this letter agreement.  Any party delivering an executed counterpart of this letter agreement by telefacsimile shall also deliver an original executed counterpart of this letter agreement, but the failure to do so shall not affect the validity, enforceability or binding effect of this letter agreement.  This letter agreement shall be governed by the laws of the state of New York applicable to contracts made and to be performed in the state of New York.

Please have the acknowledgement set forth below executed on behalf of Borrowers and return a fully executed copy to the Agent.

Very truly yours,

WELLS FARGO FOOTHILL, INC., a California corporation, as Agent and as a Lender

By:	/s/ Kevin P. Smith
Title:	Kevin P. Smith, Vice President

ACKNOWLEDGED AND AGREED:

155 EAST TROPICANA, LLC, a Nevada limited liability company, as a Borrower

By:	/s/ Deborah J. Pierce
Title:	Chief Financial Officer

155 EAST TROPICANA FINANCE CORP. a Nevada corporation, as a Borrower

By:	/s/ Deborah J. Pierce
Title:	Chief Financial Officer